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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-022-85) under the Securities Act of 1933 of Butler Manufacturing
Company of our report dated June 6, 1997, on our audits of the financial statements of Butler Manufacturing Company
Galesburg Hourly Employee Savings Trust as of December 31,
1996 and 1995 and for each of the two years ended December
31, 1996 and supporting schedules as of December 31, 1996, which is included in the Annual Report on Form 11-k for the year ended December 31, 1996.



McGLADREY & PULLEN, LLP


McGLADREY & PULLEN, LLP

Galesburg, Illinois
June 19, 1997




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